# FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2005

## TENDERCARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its chapter)

| Colorado | 0-14697 | 84-0898302 |
|---|---|---|
| (State or other jurisdiction of incorporation) | (Commission File Number) | (I.R.S. Employer Identification No.) |

| 675 Industrial Boulevard, Delta, Colorado | 81416 |
|---|---|
| (Address of principal executive offices) | (Zip Code) |

Registrant's telephone number, including area code: (715) 833.1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 9, 2005, the board of directors of TenderCare International, Inc. ("TCI") approved plans to engage in a 1:25,000 reverse stock split (the "Transaction") of its common stock, $0.01 par value per share. TCI will not issue fractional shares of TCI common stock in the Transaction, and holders of TCI common stock will instead receive cash for such fractional shares. The Transaction will thereby reduce the number of TCI shareholders and make TCI eligible to terminate its registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). TCI's board of directors also approved the retention of an independent appraisal firm to assist the TCI board of directors in setting the appropriate price per share of common stock for the purposes of determining the cash amount payable to holders of fractional shares.

TCI anticipates that termination of registration will eliminate annual expenses related to compliance with the Sarbanes-Oxley Act of 2002, and the periodic reporting requirements of the Exchange Act, as amended. The Transaction will be submitted to a vote of TCI shareholders at a special meeting of shareholders to be held in the third or fourth quarter of 2005.

Statements made in this current report that are not historical facts may be forward looking statements. Actual events may differ materially from those projected in any forward-looking statement.

APPRAISAL EXCELLENCE, LTD.
BUSINESS VALUATION & LITIGATION SUPPORT

**QUALIFICATIONS OF RICHARD R. WANKE CPA, ASA**
Accredited Senior Appraiser
American Society of Appraisers

## PROFESSIONAL EXPERIENCE

**Appraisal Excellence, Ltd.** (1993-Present)
Eau Claire, WI (Valuation Consultant).

| | |
|---|---|
| Business Enterprise Appraisals | Fairness Opinions |
| Custom Research | Mergers and Acquisitions |
| Expert Testimony | Economic Damage |

Appraisal services specialize in business enterprise valuations, patents, copyright, product lines, machinery & equipment, business planning, review appraisals.

**Wipfli Ullrich Bertelson CPAs** (1991-1993)
Eau Claire, WI (Valuation Specialist).
Business valuation services for buy/sell agreements, estate planning, gifting, merger and acquisition, marriage dissolution, litigation support, financial analysis. Tax research was incorporated into the valuation process.

**Ernst and Young** (1990-1991)
Milwaukee, WI.
Member of the entrepreneurial services group which provided a variety of management services to small business. Tax planning, computer modeling and forecasting, systems planning and development, cash management, credit analysis and financial management reviews.

**First Interstate Bank**
Eau Claire, WI.
Provided computer support for loan, trust, and marketing dept.

## EDUCATION

**Masters of Business Administration**
University of Wisconsin-Madison
Major: Finance

**Accounting Education Requirements for CPA**
Edgewood College, Madison

**Bachelors of Business Administration**
University of Wisconsin-Eau Claire
Major: Management Information Systems
Magna Cum Laude Honors Graduate

**Targeted Instruction**
University of Wisconsin-Eau Claire.

**Professional Courses**
•Valuation of Business and Practice; • Valuation of Tangible Property;
• CPA and Litigation Support; • Expert Witness;
• Investigations in Business Valuation; • CPA's Role in Divorce;
• Professional Valuation for Wisconsin Lawyers; • Case Study;
• Advanced Topics; •Mergers and Acquisitions; •International Appraisal Conference, •Plus Many More.

## TEACHING EXPERIENCE

**University of Wisconsin-Eau Claire** (1992-Present)
Eau Claire, WI (Instructor).
Corporate finance
Personal Finance

Topics include: stock and bond valuation, capital budgeting, working capital management, financing decisions, estate, and tax planning.

**Cardinal Stritch University** (1995 Present)
Accounting
Corporate Finance (Masters Level)
Managerial Accounting (Masters Level)
Mathematical Applications

Topics include: Budgeting, Costing- Process, Job, Standard, and ABC, Financial Analysis, Agency Concepts, Responsibility Accounting, Statistics, Algebra, Set Theory.

**University of Wisconsin-Stout** (1997)
Resort Planning & Operations, Feasibility Study Assistance.

**Wisconsin Institute of Certified Public Accountants**
Brookfield, WI (Instructor) (1994)
Financing Alternatives

**Madison Area Technical College** (1989-1990)
Madison, WI (Instructor)
Computer Applications

## PROFESSIONAL DESIGNATIONS

**American Society of Appraisers (ASA)**
Business Valuation
**Wisconsin Institute of Certified Public Accountants (CPA)** Accounting Careers, Chairman
**Industrial Development Corporation**

## RESEARCH BACKGROUND

Richard Wanke specializes in analysis and research to support valuations of intangible assets (goodwill, patents, copyrights). Research activities have incorporated the most comprehensive "on-line" information resources in the country.

Mr. Wanke has served as an expert witness numerous times for diverse litigation purposes such as economic damage, wrongful death, restraint of trade, lost profits, and divorce. Wanke has specialized in business enterprise valuations and financial analysis. Valuations include estate and tax planning, business sale and purchase, buy/sell agreements, marriage dissolution, litigation support, financing, and shareholder disputes.

616 S. Farwell Street • Eau Claire, Wisconsin 54701
715-834-5151 or 800-400-8869 • Fax 715-832-8329